Exhibit 99.1

Contact:
Investor Relations
212-479-3195

NEWCASTLE ANNOUNCES COMPLETION OF SPIN-OFF OF NEW SENIOR

NEW YORK—(BUSINESS WIRE)—November 7, 2014—Newcastle Investment Corp. (NYSE:NCT; “Newcastle”, the “Company”) today announced that the spin-off of New Senior Investment Group Inc. (“New Senior”) was successfully completed on November 6, 2014. Starting on November 7, 2014, New Senior will begin trading on the New York Stock Exchange under the symbol “SNR.”
Holders of Newcastle common stock as of the record date, October 27, 2014, have been electronically issued one share of New Senior common stock for each share of Newcastle common stock held as of the record date.

ABOUT NEWCASTLE
Newcastle focuses on investing in, and actively managing, real estate related assets. Newcastle conducts its operations to qualify as a REIT for federal income tax purposes. Newcastle is managed by an affiliate of Fortress Investment Group LLC, a global investment management firm.

FORWARD-LOOKING STATEMENTS
Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements regarding the commencement of trading. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. The Company can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could cause actual results to differ from such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Furthermore, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.